Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned directors and/or officers, hereby severally constitute and appoint Jeffrey Dill, Michael D. Gayda and Matthew C. Lucey and each of them individually, our true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities (including, as applicable, our capacities as directors of the Registrant), to sign for us any and all amendments to this registration statement (including post-effective amendments) and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the registration under the Securities Act of 1933 of equity securities of the Registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or self regulatory body, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person , and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the followings persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Spencer Abraham	Director	October 10, 2012
Spencer Abraham